Free Writing Prospectus	Filed Pursuant to Rule 433(d) Registration Statement No. 333-217421

TERM SHEET

Dated July 13, 2017

U.S.$1,500,000,000 2.125% Guaranteed Bonds Due July 21, 2020 (“3-Year Fixed Rate Securities”)

U.S.$1,250,000,000 2.375% Guaranteed Bonds Due July 21, 2022 (“5-Year Fixed Rate Securities”)

U.S.$1,250,000,000 2.875% Guaranteed Bonds Due July 21, 2027 (“10-Year Fixed Rate Securities”)

U.S.$1,000,000,000 Floating Rate Guaranteed Bonds Due July 21, 2020 (“Floating Rate Securities”)

3-Year Fixed Rate Securities

Issuer:	Japan Bank for International Cooperation (JBIC)

Security:	2.125% Guaranteed Bonds Due July 21, 2020 (the “3-Year Fixed Rate Securities”)

Expected Ratings:	Moody’s: A1/stable outlook; S&P: A+/stable outlook

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time

Guarantee:	Payments of principal and interest are unconditionally and irrevocably guaranteed by Japan

Ranking:	Senior unsecured

Currency / Principal Amount:	U.S.$1,500,000,000

Denomination:	U.S.$ 200,000 x U.S.$ 2,000

Pricing Date:	July 13, 2017

Settlement Date:	July 21, 2017

Maturity Date:	July 21, 2020

Coupon:	2.125% (Semi-annual, 30/360)

Interest Payment Dates:	January 21 and July 21 of each year, subject to the Business Day Convention, commencing January 21, 2018 and ending July 21, 2020

Business Day:	Any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

Business Day Convention:	Following Business Day Convention, unadjusted

Redemption after the Occurrence of a Tax Event:	JBIC may redeem all, but not less than all, of the bonds in the event of certain changes relating to Japanese taxation at 100% of the principal amount thereof plus accrued interest thereon and any additional amounts JBIC is required to pay, as described in the prospectus supplement

Price to Public:	99.948%, plus accrued interest, if any, from July 21, 2017

Underwriting Discount:	0.100%

Proceeds, before Expenses, to JBIC:	99.848%, plus accrued interest, if any, from July 21, 2017

Benchmark U.S. Treasury:	1.500% due July 15, 2020

Benchmark Yield:	1.567%

Spread:	57.60 bps

Yield to Investors:	2.143%

Joint Lead Managers:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Daiwa Capital Markets Europe Limited
J.P. Morgan Securities plc
Nomura International plc

Format:	SEC-Registered

Clearing Systems:	Euroclear and Clearstream (international global bond held at the common depositary); DTC (DTC global bond)

International Global Bond ISIN:	XS1649235501

International Global Bond Common Code:	164923550

DTC Global Bond ISIN:	US471048BJ62

DTC Global Bond Common Code:	164926613

DTC Global Bond CUSIP:	471048 BJ6

Use of Proceeds:	The net proceeds of the issue of the bonds will be used for the Ordinary Operations of JBIC

Governing Law:	The State of New York

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

5-Year Fixed Rate Securities

Issuer:	Japan Bank for International Cooperation (JBIC)

Security:	2.375% Guaranteed Bonds Due July 21, 2022 (the “5-Year Fixed Rate Securities”)

Expected Ratings:	Moody’s: A1/stable outlook; S&P: A+/stable outlook

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time

Guarantee:	Payments of principal and interest are unconditionally and irrevocably guaranteed by Japan

Ranking:	Senior unsecured

Currency / Principal Amount:	U.S.$1,250,000,000

Denomination:	U.S.$200,000 x U.S.$2,000

Pricing Date:	July 13, 2017

Settlement Date:	July 21, 2017

Maturity Date:	July 21, 2022

Coupon:	2.375% (Semi-annual, 30/360)

Interest Payment Dates:	January 21 and July 21 of each year, subject to the Business Day Convention, commencing January 21, 2018 and ending July 21, 2022

Business Day:	Any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

Business Day Convention:	Following Business Day Convention, unadjusted

Redemption after the Occurrence of a Tax Event:	JBIC may redeem all, but not less than all, of the bonds in the event of certain changes relating to Japanese taxation at 100% of the principal amount thereof plus accrued interest thereon and any additional amounts JBIC is required to pay, as described in the prospectus supplement

Price to Public:	99.542%, plus accrued interest, if any, from July 21, 2017

Underwriting Discount:	0.125%

Proceeds, before Expenses, to JBIC:	99.417%, plus accrued interest, if any, from July 21, 2017

Benchmark U.S. Treasury:	1.750% due June 30, 2022

Benchmark Yield:	1.902%

Spread:	57.10 bps

Yield to Investors:	2.473%

Joint Lead Managers:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Daiwa Capital Markets Europe Limited
J.P. Morgan Securities plc
Nomura International plc

Format:	SEC-Registered

Clearing Systems:	Euroclear and Clearstream (international global bond held at the common depositary); DTC (DTC global bond)

International Global Bond ISIN:	XS1649235923

International Global Bond Common Code:	164923592

DTC Global Bond ISIN:	US471048BL19

DTC Global Bond Common Code:	164928365

DTC Global Bond CUSIP:	471048 BL1

Use of Proceeds:	The net proceeds of the issue of the bonds will be used for the Ordinary Operations of JBIC

Governing Law:	The State of New York

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

10-Year Fixed Rate Securities

Issuer:	Japan Bank for International Cooperation (JBIC)

Security:	2.875% Guaranteed Bonds Due July 21, 2027 (the “10-year Fixed Rate Securities”)

Expected Ratings:	Moody’s: A1/stable outlook; S&P: A+/stable outlook

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time

Guarantee:	Payments of principal and interest are unconditionally and irrevocably guaranteed by Japan

Ranking:	Senior unsecured

Currency / Principal Amount:	U.S.$1,250,000,000

Denomination:	U.S.$200,000 x U.S.$ 2,000

Pricing Date:	July 13, 2017

Settlement Date:	July 21, 2017

Maturity Date:	July 21, 2027

Coupon:	2.875% (Semi-annual, 30/360)

Interest Payment Dates:	January 21 and July 21 of each year, subject to the Business Day Convention, commencing January 21, 2018 and ending July 21, 2027

Business Day:	Any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

Business Day Convention:	Following Business Day Convention, unadjusted

Redemption after the Occurrence of a Tax Event:	JBIC may redeem all, but not less than all, of the bonds in the event of certain changes relating to Japanese taxation at 100% of the principal amount thereof plus accrued interest thereon and any additional amounts JBIC is required to pay, as described in the prospectus supplement

Price to Public:	99.115%, plus accrued interest, if any, from July 21, 2017

Underwriting Discount:	0.175%

Proceeds, before Expenses, to JBIC:	98.940%, plus accrued interest, if any, from July 21, 2017

Benchmark U.S. Treasury:	2.375% due May 15, 2027

Benchmark Yield:	2.357%

Spread:	62.10 bps

Yield to Investors:	2.978%

Joint Lead Managers:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Daiwa Capital Markets Europe Limited
J.P. Morgan Securities plc
Nomura International plc

Format:	SEC-Registered

Clearing Systems:	Euroclear and Clearstream (international global bond held at the common depositary); DTC (DTC global bond)

International Global Bond ISIN:	XS1649236228

International Global Bond Common Code:	164923622

DTC Global Bond ISIN:	US471048BM91

DTC Global Bond Common Code:	164928608

DTC Global Bond CUSIP:	471048 BM9

Use of Proceeds:	The net proceeds of the issue of the bonds will be used for the Ordinary Operations of JBIC

Governing Law:	The State of New York

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Floating Rate Securities

Issuer:	Japan Bank for International Cooperation (JBIC)

Security:	Floating Rate Guaranteed Bonds Due July 21, 2020 (the “Floating Rate Securities”)

Expected Ratings:	Moody’s: A1/stable outlook; S&P: A+/stable outlook

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time

Guarantee:	Payments of principal and interest are unconditionally and irrevocably guaranteed by Japan

Ranking:	Senior unsecured

Currency / Principal Amount:	U.S.$1,000,000,000

Denomination:	U.S.$200,000 x U.S.$2,000

Pricing Date:	July 13, 2017

Settlement Date:	July 21, 2017

Maturity Date:	July 21, 2020

Coupon:	Three-Month U.S. Dollar London interbank offered rate (LIBOR) plus 0.39% (Quarterly, Actual/360)

Interest Payment Dates:	January 21, April 21, July 21 and October 21 of each year, subject to the Business Day Convention, commencing October 21, 2017 and ending July 21, 2020.

Business Day:	Any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

Business Day Convention:	Modified Following Business Day Convention, adjusted, for Interest Payment Date (other than Maturity Date), and Following Business Day Convention, unadjusted, for Maturity Date

Calculation Agent:	The Bank of Tokyo-Mitsubishi UFJ, Ltd., London Branch, also acting through MUFG Union Bank, N.A.

Redemption after the Occurrence of a Tax Event:	JBIC may redeem all, but not less than all, of the bonds in the event of certain changes relating to Japanese taxation at 100% of the principal amount thereof plus accrued interest thereon and any additional amounts JBIC is required to pay, as described in the prospectus supplement

Price to Public:	100%, plus accrued interest, if any, from July 21, 2017

Underwriting Discount:	0.100%

Proceeds, before Expenses, to JBIC:	99.900%, plus accrued interest, if any, from July 21, 2017

Joint Lead Managers:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Daiwa Capital Markets Europe Limited
J.P. Morgan Securities plc
Nomura International plc

Format:	SEC-Registered

Clearing Systems:	Euroclear and Clearstream (international global bond held at the common depositary); DTC (DTC global bond)

International Global Bond ISIN:	XS1649244750

International Global Bond Common Code:	164924475

DTC Global Bond ISIN:	US471048BK36

DTC Global Bond Common Code:	164927580

DTC Global Bond CUSIP:	471048 BK3

Use of Proceeds:	The net proceeds of the issue of the bonds will be used for the Ordinary Operations of JBIC

Governing Law:	The State of New York

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

You can access JBIC’s most recent prospectus satisfying the requirements of Section 10 of the United States Securities Act of 1933, as amended, at the following website:

https://www.sec.gov/Archives/edgar/data/1551322/000119312517226466/d414339d424b5.htm

Each purchaser of the bonds offered hereby will be deemed to have represented that it is a person who falls into the category of (i) or (ii) as set forth on page S-3 of the foregoing prospectus supplement.

JBIC has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents JBIC has filed with the SEC for more complete information about JBIC and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, JBIC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free from the United States at 1-800-294-1322, Daiwa Capital Markets Europe Limited at +44-20-7597-8000, J.P. Morgan Securities plc toll-free from the United States at 1-866-430-0686 or Nomura International plc at 1-212-667-1695.